Exhibit 99.1

Inari Medical Reports Preliminary Fourth Quarter 2021 Revenue

IRVINE, CALIFORNIA – January 10, 2022 (GLOBE NEWSWIRE) -- Inari Medical, Inc. (NASDAQ: NARI) (“Inari”), a medical device company focused on developing products to treat and transform the lives of patients suffering from venous diseases, today reported preliminary unaudited fourth quarter 2021 revenue.

Preliminary Fourth Quarter Highlights:

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Preliminary unaudited revenue is expected to be between $82.8 and $83.3 million for the fourth quarter of 2021, up 14% sequentially and 71% year-over-year (at the midpoint of the range).
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Preliminary unaudited revenue for the full year 2021 is expected to be between $276.6 and $277.1 million, up approximately 98% over the full year 2020.
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Treated 7,700 patients, an increase of 1,000 procedures or 15% from 6,700 procedures completed in Q3. Over 90% of overall procedures and sequential procedural growth came from non-COVID patients.
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Ended 2021 with over 200 U.S. sales territories.

“Despite the challenging operating environment, we are pleased with our continued crisp execution, not only commercially but across all of our growth drivers,” said Bill Hoffman, CEO of Inari Medical. “Although we are humbled by the ongoing opportunity to help treat COVID patients suffering from VTE, we are particularly encouraged that the vast majority of both total procedures and growth during the quarter came from treating non-COVID patients. This core patient population remains our strategic focus. We are increasingly confident we are finding ways to systematically identify, triage, and successfully treat these patients.”

The preliminary unaudited revenue results described in this press release are estimates only and subject to revision until we report our full financial results for 2021 in our Annual Report on Form 10-K.

About Inari Medical, Inc.

Inari Medical, Inc. is a medical device company focused on developing innovative products to treat and transform the lives of patients suffering from venous diseases. Inari has developed two minimally invasive, novel catheter-based mechanical thrombectomy devices that are designed to remove large clots from large vessels and eliminate the need for thrombolytic drugs. The company purpose-built its products for the specific characteristics of the venous system and the treatment of the two distinct manifestations of venous thromboembolism, or VTE: deep vein thrombosis and pulmonary embolism. The ClotTriever system is 510(k)-cleared by FDA and CE marked for the non-surgical removal of clot from peripheral blood vessels, including for the use in the treatment of deep vein thrombosis. The FlowTriever system is 510(k)-cleared by FDA and CE marked for the non-surgical removal of clot from peripheral blood vessels, including for the use in the treatment of pulmonary embolism and clot in transit in the right atrium.

Forward Looking Statements

Statements in this press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements include estimated fourth quarter and full year 2021 revenue and procedures, and are based on Inari’s current expectations, forecasts, and assumptions, are subject to inherent uncertainties, risks and assumptions that are difficult to predict, and actual outcomes and results could differ materially due to a number of factors. These and other risks and uncertainties include those described more fully in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in its Annual Report on Form 10-K for the period ended December 31, 2020, and in its other reports filed with the U.S. Securities and Exchange Commission. Forward-looking statements contained in this announcement are based on information available to Inari as of the date hereof and are made only as of the date of this release. Inari undertakes no obligation to update such information except as required under applicable law. These forward-looking statements should not be relied upon as representing Inari’s views as of any date subsequent to the date of this press release. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of Inari.

Investor Contact:

ICR Westwicke

Caroline Corner

Phone +1-415-202-5678

caroline.corner@westwicke.com